Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

FOR IMMEDIATE RELEASE	Company Contact

January 17, 2019	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. Announces Pricing of $600 Million Senior Notes

ST. LOUIS, January 17, 2019 /PRNewswire/ — Energizer Holdings, Inc. (NYSE: ENR) (the “Company”) today announced the pricing of a $600 million offering of 7.750% senior notes due 2027. The notes priced at 100.0% of the principal amount thereof. The notes will be guaranteed, jointly and severally, on an unsecured basis, by certain of the Company’s domestic restricted subsidiaries.

The Company intends to use the net proceeds from the offering of senior notes, together with the net proceeds from the recently priced concurrent common stock and mandatory convertible preferred stock offerings, to fund the previously announced acquisition of the global auto care business of Spectrum Brands Holdings, Inc. (the “Auto Care Acquisition”) and to pay related fees, costs and expenses.

The closing of the offering of senior notes is conditioned on the substantially concurrent closing of the Auto Care Acquisition, which is expected to occur on or about January 28, 2019, and customary closing conditions.

The notes and related guarantees are being offered for sale to qualified institutional buyers in an offering of senior notes exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

The notes and related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement on Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should be considered to be forward-looking statements, including statements about the anticipated closing date and anticipated use of proceeds from the offering of senior notes. The offering of senior notes is subject to market and other conditions and there can be no assurance as to whether or when the offering of senior notes will be completed or as to the actual size or terms of the offering of senior notes. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2018. The Company does not assume any obligation to update or revise any forward-looking statements to reflect new events or circumstances.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its globally recognized brands Energizer®, Eveready®, Rayovac® and Varta®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL®, Eagle One®, Nu Finish® and Scratch Doctor®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else.